Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Brent Bruun 401-845-8194 bbruun@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports First Quarter 2020 Results

MIDDLETOWN, RI, May 1, 2020 — KVH Industries, Inc., (Nasdaq: KVHI) reported financial results for the quarter ended March 31, 2020 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
First Quarter 2020 Highlights

•	Total revenue from continuing operations increased by 1% in the first quarter of 2020 to $36.6 million compared to $36.4 million in the first quarter of 2019.

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AgilePlans, our Connectivity as a Service program for the commercial maritime sector, amounted to 78% of total commercial maritime mini-VSAT Broadband shipments, and 63% of the total mini-VSAT Broadband shipments for the quarter.

•	AgilePlans revenues were up more than 85% compared to the first quarter of 2019 and now represent 29% of subscribers.

•	Overall, total mini-VSAT Broadband product shipments for the first quarter were up 12% over the prior year period.

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Our mini-VSAT Broadband airtime revenue increased $0.9 million or 5%, in the first quarter of 2020 compared to the first quarter of 2019, driven primarily by a 10% increase in subscribers and continuing success of our AgilePlans and HTS airtime services.

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Fiber optic gyro (FOG) product sales increased $0.4 million, or 9% in the first quarter of 2020, and TACNAV product sales increased $0.4 million or 46% in the first quarter of 2020 compared to the first quarter of 2019.

•	Net loss from continuing operations in the first quarter of 2020 was $6.2 million, or $0.35 per share, compared to a net loss of $6.5 million, or $0.38 per share in the first quarter of 2019.

•	Non-GAAP net loss from continuing operations in the first quarter of 2020 was $4.3 million, or $0.25 per share, compared to $3.8 million, or $0.22 per share in the first quarter of 2019.

•	Non-GAAP adjusted EBITDA from continuing operations in the first quarter of 2020 was a loss of $3.7 million, compared to a loss of $2.8 million in the first quarter of 2019.

Commenting on the quarter, Martin Kits van Heyningen, KVH’s chief executive officer, said “Despite the impact of the COVID-19 global pandemic at the end of the quarter, we are pleased that we delivered first quarter results largely in line with our expectations. We made good progress on all our key strategic initiatives this quarter, particularly with respect to our new PIC-based FOG, and we shipped our first PIC product at the end of March. We continue to expect that all our FOG products will include the PIC technology by the end of 2020. Shipments of our AgilePlans grew substantially, almost 20% compared to the 2019 first quarter, and our AgilePlans revenue grew more than 85%. We continue to pursue our IoT initiative and are receiving positive feedback from customers and the overall market, supporting our confidence in the potential of this business.

“While we got off to a very good start this year, our business now faces unprecedented and unforeseen challenges as a result of the COVID-19 pandemic. At this point, it is simply not possible to estimate how extensively or for how long this global health care crisis will continue, but we have seen enough to know that we can no longer be confident in our previous 2020 revenue and earnings guidance. Accordingly, we are withdrawing our previous guidance and refraining from providing updated guidance until we have a clearer picture of how significantly the pandemic will affect us. That said, we ended our first quarter with more than $41 million in cash, and we are taking multiple steps to align our costs with the business economics to ensure that we have ample cash and other liquidity as the pandemic continues. These steps include reducing compensation and cutting costs. We will continue to monitor our financial situation on an ongoing basis and may find it necessary to take additional measures to weather the pandemic as best we can, while executing on the strategic initiatives that we expect to drive our growth in the years to come.”

The company continues to classify the results of the Videotel business as a discontinued operation and therefore Videotel is excluded from the segment information below.

The company operates in two segments, mobile connectivity and inertial navigation. In the first quarter of 2020, net sales for the mobile connectivity segment was flat compared to the first quarter of 2019. Mobile connectivity sales were flat, primarily due to a $0.9 million increase in mini-VSAT Broadband airtime revenue, offset by a $0.7 million decrease in marine mobile product revenue and a $0.2 million decrease in land mobile product revenue. In the first quarter of 2020, net sales for our inertial navigation segment increased $0.2 million, or 3%, compared to the first quarter of 2019. Inertial navigation sales increased due to a $0.4 million increase in TACNAV sales and a $0.4 million increase in FOG sales, partially offset by a $0.5 million decrease in contracting engineering sales.

Financial Highlights - From Continuing Operations (in millions, except per share data)

	Quarter Ended March 31,
	2020	2019
GAAP Results
Revenue	$36.6	$36.4
Net loss	$(6.2)	$(6.5)
Net loss per share	$(0.35)	$(0.38)

Non-GAAP Results
Net loss	$(4.3)	$(3.8)
Net loss per share	$(0.25)	$(0.22)
Adjusted EBITDA	$(3.7)	$(2.8)
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
First Quarter Financial Summary
Revenue was $36.6 million for the first quarter of 2020, an increase of 1% compared to $36.4 million in the first quarter of 2019.
Product revenues for the first quarter of 2020 were $13.1 million, 1% lower than the prior year quarter, due to a $0.8 million decrease in mobile connectivity product sales and a $0.7 million increase in inertial navigation product sales. Mobile connectivity product sales decreased primarily due to a $0.7 million decrease in marine mobile product sales. The decrease in marine product sales was primarily due to a decrease in the marine leisure market. Inertial navigation product sales increased primarily due to an increase of $0.4 million in TACNAV sales and a $0.4 million increase in FOG sales.
Service revenues for the first quarter of 2020 were $23.5 million, an increase of 1% compared to the first quarter of 2019, primarily due to a $0.8 million increase in mobile connectivity service sales and a $0.5 million decrease in inertial navigation service sales. Airtime service revenues, which include mini-VSAT Broadband airtime revenues, increased by 5% in the first quarter of 2020 compared to the first quarter of 2019 primarily due to a 10% increase in subscribers. Our engineering service revenues decreased by $0.5 million compared to the first quarter of 2019 primarily due to the timing of an engineering and services development contract with a major U.S. defense contractor, which began in the fourth quarter of 2018 and will continue through December 2020.

Our operating expenses increased $0.4 million to $19.4 million for the first quarter of 2020 compared to $19.0 million for the first quarter of 2019. The key drivers were an increase in salaries, benefits and taxes of $0.3 million, along with a $0.3 million increase to bad debt expense, partially offset by a $0.3 million decrease in computer expenses.

Other Recent Announcements

•	KVH appoints Robert Tavares to the Board of Directors.

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information, which may include constant-currency revenue, non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. Constant-currency revenue is calculated on the basis of local currency results, using foreign currency exchange rates applicable to the earlier comparative period, and management believes that presenting information on a constant-currency basis helps management and investors to isolate the impact of changes in those rates from other factors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, include the following:

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Non-GAAP net income (loss) and diluted EPS exclude amortization of intangibles, stock-based compensation expense, transaction-related and other non-recurring legal fees, non-recurring inventory reserve and other non-recurring costs, foreign exchange transaction gains and losses, the tax effect of the foregoing and certain discrete tax charges, including changes in our valuation allowance and other tax adjustments.

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Non-GAAP adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, stock-based compensation, transaction-related and other non-recurring legal fees, foreign exchange transaction gains and losses, non-recurring inventory reserves and other non-recurring costs.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Future Non-GAAP Adjustments

Future GAAP diluted EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of our non-GAAP diluted EPS guidance as described in this press release.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity and inertial navigation systems, innovating to enable a mobile world. The market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.

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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our investment plans, our development goals, our anticipated revenue and earnings, and the impact of our future initiatives on revenue, competitive positioning, profitability, and product orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: the adverse impact of the COVID-19 pandemic, as well as governmental, business and other responses thereto and the resulting economic slowdown, on our revenues, results of operations and financial condition, which could be material (particularly for our media and other travel-related businesses); decreased profitability and cash flow resulting from the sale of our Videotel business, a history and expectation of continuing losses as we increase investments in various initiatives, including the photonic chip and KVH Watch technology; increased costs arising from our new AgilePlans dealer incentive program; increased advisory and other costs arising in connection with potential shareholder activism; potential liabilities arising from our sale of Videotel; the uncertain duration of the initial adverse impact on our overall revenues of our new AgilePlans and KVH Watch, under which we recognize no revenue for product sales, either at the time of shipment or over the contract term; increased costs arising from the HTS network; potential challenges or delays in the transition of customers from our legacy network to our HTS network; the impact of recent changes in revenue recognition and lease accounting standards, including potential changes in the interpretation of those standards; potential adverse events arising out of accounting errors and the correction thereof, including adverse reactions from investors, research analysts, regulators and others, including adverse changes in our projected financial performance; the uncertain impact of tax reform, and federal budget deficits, government shutdowns and Congressional deadlock; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our photonic chip and other product and service development efforts; delays in the receipt of anticipated orders for our products and services, including significant orders for TACNAV products, or the potential failure of such orders to occur at all; continued adverse impacts of currency fluctuations, particularly the British Pound; risks associated with the impact of Brexit on sales and operations in the U.K. and Europe and on the overall global economy; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracPhone V-HTS series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracPhone V-HTS series, including with respect to new pricing models; increased price and service competition in the mobile connectivity market; increased competition for content services; ongoing fluctuations in engineering service revenues, which can vary significantly from period to period; exposure for potential intellectual property infringement; potential additional litigation expenses; potential changes in tax and accounting requirements or assessments, including management’s assessment of the probability and effect of future events; stock price volatility; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2020. Copies are available through our Investor Relations department and website, http://investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries., Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, TracVision, TracPhone, TACNAV, KVH Watch, mini-VSAT Broadband and AgilePlans. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Sales:
Product	$13,094	$13,215
Service	23,474	23,161
Net sales	36,568	36,376
Costs and expenses:
Costs of product sales	9,636	8,284
Costs of service sales	15,195	15,373
Research and development	4,287	3,868
Sales, marketing and support	8,700	8,130
General and administrative	6,398	6,955
Total costs and expenses	44,216	42,610
Loss from operations	(7,648)	(6,234)
Interest income	313	175
Interest expense	4	385
Other income (expense), net	1,502	(97)
Loss from continuing operations before income tax expense (benefit)	(5,837)	(6,541)
Income tax expense (benefit)	377	(44)
Net loss from continuing operations	$(6,214)	$(6,497)

Income from discontinued operations, net of tax	—	243
Net loss	$(6,214)	$(6,254)

Net loss from continuing operations per common share:
Basic and diluted (a)	$(0.35)	$(0.38)
Net income from discontinued operations per common share:
Basic and diluted (a)	$0.00	$0.01
Net loss per common share:
Basic and diluted (a)	$(0.35)	$(0.36)
Weighted average number of common shares outstanding:
Basic and diluted	17,529	17,302

(a) Earnings per share components for 2019 do not sum due to rounding.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Cash, cash equivalents and marketable securities	$41,029	$48,272
Accounts receivable, net	28,968	32,891
Inventories, net	25,555	23,465
Other current assets and contract assets	4,846	4,646
Total current assets	100,398	109,274
Property and equipment, net	54,756	53,584
Goodwill	14,730	15,408
Intangible assets, net	4,432	4,943
Right of use assets	5,026	6,286
Other non-current assets and contract assets	9,903	9,851
Non-current deferred income taxes	40	45
Total assets	$189,285	$199,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$30,242	$31,116
Contract liabilities	4,933	4,443
Current operating lease liability	1,634	2,831
Total current liabilities	36,809	38,390
Other long-term liabilities	1,138	1,292
Long-term operating lease liability	3,422	3,482
Long-term contract liabilities	5,221	5,476
Non-current deferred tax liability	818	762
Stockholders’ equity	141,877	149,989
Total liabilities and stockholders’ equity	$189,285	$199,391

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS
TO NON-GAAP NET LOSS FROM CONTINUING OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Net loss from continuing operations- GAAP	$(6,214)	$(6,497)
Amortization of intangibles	248	248
Stock-based compensation expense	805	874
Transaction-related and other non-recurring legal fees	143	224
Foreign exchange transaction (gain) loss	(1,185)	59
Tax effect on the foregoing	(13)	(291)
Change in valuation allowance and other tax adjustments (a)	1,904	1,536
Net loss from continuing operations - Non-GAAP	$(4,312)	$(3,847)

Net loss from continuing operations per common share - Non-GAAP
Basic and diluted	$(0.25)	$(0.22)

Weighted average number of common shares outstanding
Basic and diluted	17,529	17,302

(a)	Represents a change in the valuation allowance on current year United States net operating losses, research and development tax credits and uncertain tax position adjustments.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP net loss from continuing operations	$(6,214)	$(6,497)
Income tax expense (benefit)	377	(44)
Interest (income) expense, net	(309)	210
Depreciation and amortization	2,650	2,341
Non-GAAP EBITDA	(3,496)	(3,990)
Stock-based compensation expense	805	874
Transaction-related and other non-recurring legal fees	143	224
Foreign exchange transaction (gain) loss	(1,185)	59
Non-GAAP adjusted EBITDA from continuing operations	$(3,733)	$(2,833)

KVH INDUSTRIES, INC. AND SUBSIDIARIES
REVENUE AND OPERATING (LOSS) INCOME BY SEGMENT FROM CONTINUING OPERATIONS
(in millions except for percentages, unaudited)

Segment Net Sales	Three Months Ended March 31,
	2020	2019
Mobile connectivity sales
Product	$6.6	$7.4
Service	22.3	21.5
Net sales	$28.9	$28.9

Inertial navigation sales
Product	$6.5	$5.8
Service	1.2	1.7
Net sales	$7.7	$7.5

Operating (Loss) Income	Three Months Ended March 31,
	2020	2019
Mobile connectivity	$(2.3)	$(1.4)
Inertial navigation	(0.8)	0.4
	(3.1)	(1.0)
Unallocated	(4.5)	(5.2)
Loss from operations	$(7.6)	$(6.2)

	Three Months Ended March 31,
	2020	2019
	(percentage of total revenue)
Mobile Connectivity Revenue Components
Product sales	18%	20%
mini-VSAT Broadband airtime	53%	50%
Content service	7%	7%
Inertial Navigation Revenue Components
FOG-based products	14%	13%
Tactical navigation products	3%	2%